U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-3134302
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11921 Freedom Drive, Suite 550 Two Fountain Square Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-191195
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the shares of common stock, par value $0.0001 per share, of Global Defense & National Security Systems, Inc. (the “Registrant”). The description of the shares of common stock contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on September 16, 2013, as amended from time to time (File No. 333-191195) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

Date: October 23, 2013	By: /s/ Frederic Cassis Name: Frederic Cassis Title: Director and Secretary